Exhibit 99.1

Technovative Group Inc., Announces Appointment of Chief Financial Officer

Veteran Financial Leader Wanhong Tan Joins Technovative Management Team

Hong Kong, November 28, 2018, Technovative Group Inc. (“Technovative” or the “Company”) (OTCPK: TEHG) is engaged in delivering Artificial Intelligence (AI), Blockchain and Distributed Ledger Technology (DLT) Solutions, Cloud Computing and Big Data Analytics to enterprises in the Greater China Region (“GCR”), Southeast Asia Region and beyond, announced today that the Company’s Board of Directors has appointed Wanhong Tan (“Mr. Tan”) as Chief Financial Officer, effective November 22, 2018.

Mr. Tan has over 30 years of international financial leadership experience. He trained and qualified with Grant Thornton International in Liverpool, England and was admitted as an associate of the Institute of Chartered Accountants, England & Wales in 1980. After a highly successful three years with KPMG Malaysia, Mr. Tan went on to senior management positions in publicly traded corporations listed on the stock exchanges of Kuala Lumpur, Singapore, Hong Kong and New York.

Mr. Tan does not have family relationships with any director or executive officer of the Company and has not been involved in any transaction with the Company that would require disclosure under Item 404 (a) of the Regulation S-K.

Nicolas Lin, the CEO of Technovative, stated, “We are more than pleased that Mr. Wanhong Tan has agreed to serve as the Chief Financial Officer of Technovative. As we continue to build the Company, Mr. Tan’s extensive experience in international transactions, financings, and risk management will greatly contribute to our strategic future. Mr. Tan will ensure the integrity of fiscal data and modeling transparency, as well as overall financial accountability for Technovative. The entire team at Technovative looks forward to working with him, as he helps us reach new levels of growth and international expansion.”

About Technovative Group, Inc.

Technovative Group, Inc. is a technology holding company. The Company, through its subsidiaries and consolidated variable interest entity, is engaged in delivering financial technology, blockchain solutions and big data analytics technologies to financial service institutions (“FSI”) in the GSR. We are currently developing a suite of smart tools which includes SmartBot, Smart Contracts, Data Analytics, Blockchain and a trading platform targeting FSI in GSR.

More information about the Company can be found at www.technovative.co

Forward-Looking Statements

This press release may contain information about Technovative’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Technovative encourages you to review other factors that may affect its future results in Technovative’s registration statement and in its other filings with the Securities and Exchange Commission.

Contacts:

For: Technovative Group, Inc.

Sally Sun

Phone: +852-2162 7529

ir@technovative.co

Investor Relations & Public Relations

Sean Leous

Managing Director, TraDigitalIR

Phone: +1 212 389 9782 x102

sean@tradigitalir.com